Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

VERITEX HOLDINGS, INC. ANNOUNCES EXTENSION OF STOCK BUYBACK PROGRAM

Dallas, TX – March 31, 2025 (GLOBE NEWSWIRE) – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or "the Company”), the parent holding company for Veritex Community Bank, today announced that its Board of Directors (the "Board") authorized the extension of the stock buyback program (the "Stock Buyback Program") through March 31, 2026, pursuant to which the Company is authorized to purchase up to $50.0 million shares of the Company’s outstanding common stock. To date, the Company has repurchased 555,016 shares, or $13.1 million under the Stock Buyback Program. The Stock Buyback Program may be suspended, terminated, amended or modified by the Board at any time without prior notice at the Board’s discretion. The Stock Buyback Program was originally approved by the Board in 2024 and was set to expire on March 31, 2025. Other than the extension of the Stock Buyback Program for an additional year, no changes were made to the Stock Buyback Program.

The Stock Buyback Program is expected to be funded using the Company’s cash on hand and cash from operations of Veritex Community Bank. Repurchases under the Stock Buyback Program may be made, from time to time, in amounts and at prices the Company deems appropriate. The Stock Buyback Program does not obligate the Company to purchase any shares of its common stock. Repurchases by the Company under the Stock Buyback Program will be subject to general market and economic conditions, applicable legal and regulatory requirements and other considerations.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statement
This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements regarding Veritex’s projected plans and objectives, including expectations about share repurchases. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “seek,” “plan,” “outlook,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are beyond Veritex’s control. Forward-looking statements speak only as of the date they are made and Veritex assumes no duty to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2024 and any updates to those risk factors set forth in Veritex’s Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Exhibit 99.1

Source: Veritex Holdings, Inc.

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